                                                                      EXHIBIT 11

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                  YEAR ENDED MARCH 31,
                                            ----------------------------------
                                               1995        1994        1993
                                            ----------  ----------  ----------
NET INCOME (LOSS) FOR PRIMARY AND FULLY
 DILUTED COMPUTATION:
  Income (Loss) Before Extraordinary Item:
    As reported............................ $   (5,365) $   (7,965) $      123
    Adjustments--none......................
                                            ----------  ----------  ----------
    As adjusted............................ $   (5,365) $   (7,965) $      123
                                            ==========  ==========  ==========
  Extraordinary Item:
    As reported............................                         $   (3,509)
    Adjustments--none......................
                                                                    ----------
    As adjusted............................                         $   (3,509)
                                                                    ==========
  Net Income (Loss):
    As reported............................ $   (5,365) $   (7,965) $   (3,386)
    Adjustments--none......................
                                            ----------  ----------  ----------
    As adjusted............................ $   (5,365) $   (7,965) $   (3,386)
                                            ==========  ==========  ==========
PRIMARY EARNINGS (LOSS) PER SHARE:
  Weighted average shares of common stock
   outstanding............................. 10,266,299  10,220,172  10,187,184
  Incremental shares issuable from assumed
   exercise of stock options under the
   treasury stock method...................     34,142      77,014      85,447
                                            ----------  ----------  ----------
  Weighted average shares of common stock
   outstanding, as adjusted................ 10,300,441  10,297,186  10,272,631
                                            ==========  ==========  ==========
  Primary earnings (loss) per share:
    Income (loss) before extraordinary
     item.................................. $    (0.52) $    (0.77) $     0.01
                                            ==========  ==========  ==========
    Extraordinary item.....................                         $    (0.34)
                                                                    ==========
    Net income (loss)...................... $    (0.52) $    (0.77) $    (0.33)
                                            ==========  ==========  ==========
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
  Weighted average shares of common stock
   outstanding............................. 10,266,299  10,220,172  10,187,184
  Incremental shares issuable from assumed
   exercise of stock options under the
   treasury stock method...................     53,504      77,014      94,003
                                            ----------  ----------  ----------
  Weighted average shares of common stock
   outstanding, as adjusted................ 10,319,803  10,297,186  10,281,187
                                            ==========  ==========  ==========
  Fully diluted earnings (loss) per share:
    Income (loss) before extraordinary
     item.................................. $    (0.52) $    (0.77) $     0.01
                                            ==========  ==========  ==========
    Extraordinary item.....................                         $    (0.34)
                                                                    ==========
    Net income (loss)...................... $    (0.52) $    (0.77) $    (0.33)
                                            ==========  ==========  ==========

- --------
  This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.